UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2013, the Compensation Committee of the Company’s Board of Directors approved a cash bonus plan that applies to certain employees of the Company, including the Company’s executive officers (the “CLR Bonus Plan”). The CLR Bonus Plan is designed to reward the Company’s employees and executive officers for achieving annual performance and strategic goals. The CLR Bonus Plan provides for the annual payment of cash bonuses. A description of the CLR Bonus Plan is filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 8, 2013.

On February 21, 2014, the Compensation Committee approved the 2014 annual cash bonus targets for each of the named executive officers listed in the Company’s proxy statement filed in connection with its 2013 Annual Meeting of Shareholders (referred to herein as the “2013 Named Executive Officers”) and the Company’s Board approved the 2014 annual cash bonus target for Mr. Hamm. The Company expects to pay the cash bonuses for 2014 in February of 2015. The 2014 annual cash bonus targets for each of the 2013 Named Executive Officers under the CLR Bonus Plan are as follows: 150% of base earnings for Mr. Hamm; 100% of base earnings for Mr. Bott; 90% of base earnings for Mr. Hart; 90% of base earnings for Mr. Muncrief; and 90% of base earnings for Mr. Stark.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Date: February 27, 2014	By:	/s/ Eric S. Eissenstat
Eric S. Eissenstat
Senior Vice President, General Counsel and Secretary